Design Document

instantFAME™ Platform

iOS/Android — 2023

Rahul Mana Mason Berg Blake Clark John Todd Kyle White Clarence Jin

Eric Cho

Contents

1	Project Overview 4
1.1	Abstract 4
1.2	Background 4
1.3	Objective 5
2	System Level Design 5
2.1	System Requirements 5
2.1.1	Mobile and web based applications 5
2.2	Functional Requirements 5
2.2.1	Performance 5
2.2.2	Web services 6
2.2.3	Web Interface 6
2.3	Key Requirements 7
2.3.1	Android and iOS Applications 7
2.3.2	User’s Requests & security 7
2.4	Block Diagram 8
2.5	Functional Decomposition 8
2.5.1	User Interface 8
2.5.2	Web Server 8
2.5.3	Database 9
2.5.4	Web Application 9
2.5.5	Storage Devices 9
2.6	System Analysis 9
2.6.1	Device’s Platform 9
3	Detailed Description 10
3.1	I/O Specifications 10
3.1.1	Architecture - General 10
3.1.2	Web server → Database 10
3.1.3	Database Schema 10
3.2	Database Flow 10
3.3	Hardware Specifications 11
3.3.1	App Hardware/OS Requirements 11
3.3.2	Memory 11
3.3.3	Device Type 11
3.4	Developmental Framework 11
3.5	Navigation 12
3.6	Website architecture 12
3.7	AI system 13
4	Conclusion

5	References 15
5.1	Application 15
5.2	Our Manifesto 15
5.3	Mobile applications, Web server, and Web application 15
5.4	General hardware Specifications 15
5.5	Database (Schema) 15

6	General

1	Project Overview
1.1	Abstract

The purpose of this document is to summarize the functional requirements of InstantFAME™ application. This document is an overview of the system functionality and design. The main goal of the system is enabling members to become famous according to their artwork creations. For example, a painter can post his/her digital artwork and gets an extremely high value for his/her artwork via LIKES. Other members can purchase his/her artwork, re-posting them and get a higher value. It’s exactly like purchasing an original paint of famous artist as an investment. The system includes block chain technology and plans to have NFT support.

Who knows? We may discover the next Picasso or Leonardo De Vinci.

1.2	Background

Auction houses for artwork have existed for many years. They handle authenticating works of art and specialize in their purchase and sale. However, an increasing proportion of art is not tangible, but instead created and circulated digitally. One example is the non-fungible token (NFT). NFTs can be anything downloaded (drawings, music, etc.) but are most commonly digital works of art. An NFT is unique and non-interchangeable and stored on a digital ledger using blockchain technology. Accordingly, there is a need for systems and methods facilitating the secure purchase and sale of digital works of art. There is a need for an online platform for auction of digital works of art. There is also a need for online systems and methods including blockchain technology and NFT support for digital artists.

1.3	Objective

InstantFAME™ application is targeted to provide the fun of creating digital artwork and make it available for purchase by members. As we are dealing with Art, there will be no censorship – anyone can put any picture/video they wish, as it all “falls” under the category of Art. User’s post are digital images and/or videos that are originally created. Users can LIKE other members artwork posts. Each LIKE has a currency value (For example $1). In fact, all users’ posts are open Auctions. The number of LIKES determine the post theoretical (Artwork item) value.

2	System Level Design
2.1	System Requirements
2.1.1	Mobile and Web based applications

The system will include an iOS/Android mobile apps, and web application as the following.

Native App Features

•         Access to all the device-specific features, including GPS, camera, gestures,

•         and notifications.

•         Can be used without an internet connection.

•         Provides a full experience to the user on their iOS or Android smartphone.

•         Most responsive option that is key to usability.

•         As native applications are platform-specific and written in the platform's

•         native language, they can be fully optimized for the platform making them

•         more efficient.

Web based application

•         Most discoverable. A user can easily search for a web application by using a search engine.

•         The web-based application can typically be developed much faster than a native application.

•         Maintenance is simple. It can be done as often as needed.

•         Lower development costs. It’s cheaper to develop hybrid and web applications, as these require skills that build upon previous experience with the web.

•         No need to distribute the software to machines that use the application.

•         Any application updates are made to the application alone and are immediately available to the user.

•         Inherent cross platform support as they run solely on the browser and are platform agnostic.

2.2	Functional Requirements
2.2.1	Android and iOS Applications
2.2.1.1	Synopsis/Operation

The original owner of the art to receive 10% royalties on ANY transfer sale of his/her picture forever. An Art Piece that will get certain LIKES (let’s say 1 million), even if the ART was not purchased by anyone, the system will turn the art in this case into NFT, and will offer it as NFT, which is differ from a picture. All other features are cloned from Instagram. This includes user’s account, internal communication channel, posting method, etc. The company will deduct handling fee from each transaction or enable pre-purchasing tokens/points to be purchased by users for artwork transactions. Joining the system can be done via current member’s reference (An option) or open to the public.

2.2.1.2	User Input

The app will facilitate user input of the following topics:

•	Posting images & videos
•	Set category
•	Set post's price
•	Provide LIKES for Posts
•	Communicate with users via messaging
•	Sell his/her posts
•	Buy artwork
•	Sell artwork
•	Maintain personal Vault
•	Set account parameters
•	Report inappropriate posts
•	Buy Tokens for artwork purchasing
•	Follow artists
•	Invite Friends
•	Blacklist users
•	Have Transactions history

2.2.2	Web services

The following data will be processed by the server for each record:

•	Content
•	Sell/Buy Cost
•	# OF LIKES
•	# OF FOLLOWERS
•	Account Details
•	Tokens
•	Admin Data

2.2.3	Web Interface

Allow all mobile app operations, post's exporting, and account management.

2.3	Key Requirements
2.3.1	Performance
•	Performance: Rapid Response
•	Ease of use: Users should require no training to record a sighting and perform a survey with the app.
•	Security: Robust authentication system must protect users’ passwords and private information. Key exchange, NFT (Later Stage)
•	Graceful failure: The application should exit cleanly in the face of exceptional conditions, saving user data prior to exit, and not causing the device to hang or restart
•	Form factor adaptability: The apps should function well on devices of all standard form factors
•	Offline usability: The app should allow users to record data in the absence of a network connection
•	Hardware adaptability: The app should still be usable on a device with a subset of the supported hardware features and sensors
•	Minimal data transfer: The app should minimize the amount of network traffic necessary for submitting data to the server
•	Network agnosticism: The app should submit data over Wi-Fi connections or cell networks
•	Transactional data submissions: In the event of a lost network connection or otherwise failed data transmission, the app should retain all data locally and report a failed upload.
•	Multi-task capability: The app should allow the user to move to another app in the middle of a survey or sighting and return without losing data
•	Minimal resource usage: The app will minimize CPU and memory usage where possible
•	Network Security: 1024 Encryption/Description

2.3.2	User’s Requests & Security
•	Availability

–   The database should handle up to 1,000,000 requests per day – The dataset should store up to 30,000,000 records at the first phase.

•	Security
–	The mobile and web applications will have protection, testing and monitoring cybersecurity mechanisms.

–   Penetration tests through QA & security checks

–   Data-In-Transit security

–   Modern encryption methods; AES with 512-bit encryption, 256-bit encryption & SHA-256 for hashing.

–   High-Level Authentication

–   Secured Backend

–   Minimum storage of sensitive Data

2.4	Block Diagram

2.5	Functional Decomposition
2.5.1	User Interface

The mobile applications interface allows the user to add/remove posts into the main feed and to his/her vault. Our main focus with the UI is to make data entry fast and intuitive. The application will collect numerous data points from the vault's. The data will be stored locally and upon the program’s decision will be upload to the central database. The application allows for data (post) download/export and in next phases NFT support.

2.5.2	Web Server

The web server will communicate with Android and iOS and via APIs. A computer-implemented blockchain method of digitally rating and securely selling digital works of art comprises facilitating posting of a first digital work of art on a first artist’s personal page, enabling users to become followers of the first digital work of art and post a like for the first digital work of art, and assigning a monetary value to the like. The methods further comprised of generating digital tokens that can be used to purchase the first digital work of art and can be redeemed for cash, providing an auction whereby users can bid on the first digital work of art, and identifying users and providing access to the auction based on biometric or facial features of the users. The methods include assigning the first digital work of art a purchase price equal to the monetary value assigned to the like multiplied by a number of likes for the first digital work of art, transferring payment to the first artist and transferring the first work of art to a user when the user offers the purchase price to the first artist, storing all payments in a blockchain, and continuously monitoring for security breaches and blocking any detected security breach ties on mobile phones database. We are checking to implement Neo4j database which powered by a native graph database due to its unmatched performance, providing lightning-fast queries and deeper context for analytics.

ARTWORK DATA
ARTWORK PROCESSING
IMAGE RECOGNITION & ANALYSIS
COPYRIGHT VIOLATION?
Yes, Perform Image Analysis
RECORDING
No, Perform ANN Training
APPROVE FOR TRANSACTIONS
ARTWORK DEEP LEARNING
ANN
Initial Training set
Adjustable Training Set
ANN Shape detection
RELEASE TO APP USE
TAKE ACTION (ALERT USER(S), SUSPEND ITEM )

2.5.3	Database

We are currently using SQLite, an embedded database, to provide local data storage capabili

2.5.4	Web Application

The web application was developed in JavaScript/PHP and incorporating C++ infrastructure as a backend abstraction layer. The application provides users with the ability to perform queries on the survey data and export those results in a common format.

Website module includes:

Personal Vault maintenance Account setup Web interface of messenger and friends

Authorization page

The user’s home page (Personal account)

Event Feed

Posting/Purchasing and operations

2.5.5	Storage Devices

General

Synchronized storage: The app stores all data on the mobile device, if space available, and thus can be used offline. The stored data may be updated (Download, Upload) with data from a server when the device is periodically online. These approach provides full functionality when offline and robust efficiency.

Synchronization patterns will be used as follows:

-    Asynchronous data synchronization: Data is synchronized while the app continues its normal functioning. The user can continue to use the app during data synchronization.

-    Partial data storage: Only data from the server that is needed by the app is stored on the device.

2.6	System Analysis
2.6.1	Device’s Platform

The platform will include an iOS, Android, and a synchronized web application.

iOS vs Android programming use different technology stacks.

We’ll develop an iOS app first due to its efficient development environment. After robust testing we’ll port the program into Android.

Development Environment

Android Development environment - Android Studio, a proprietary tool introduced by Google in 2013 and sporting an expanded range of available features. This integrated development environment has cross-platform support, high readability, a wide range of development and debugging features.

iOS Development - Proprietary XCode tool. The Apple-backed solution provides a variety of bug fixing tools, automation and supports the entire range of iOS devices.

iOS and Android share the founding principles of software design. Due to the fact that both touch and a stylus don’t have a 100% clicking precision, the smallest clickable areas are 44px for iOS and 48px for Android.

The main difference between iOS and Android design philosophies lies in navigation and architecture organization.

Android apps are developed using partition – The coding is done by developing individual modules and integrating them together. iOS application architecture relies on view controllers. Our developers will write them in code or organize images in a storyboard and store it as an XML file. This method enables rapid development pace while the risk of errors reduces. The iOS architecture is more manageable and not so error-prone as that of Android apps.

3	Detailed Description
3.1	I/O Specifications

We designed the app I/O for great mobile device experiences integrate the platform and device capabilities that people value most. We prioritized the following methods to incorporate its features and capabilities.

1.	The app I/O is designed to help users to focus on primary tasks and content by limiting the number of onscreen controls while making secondary details and actions discoverable with minimal interaction.
2.	The interface is designed to seamlessly adapt to appearance changes — like device orientation, Dark Mode, and Dynamic Type — letting people choose the configurations that work best for them.
3.	We enabled interactions that support the way people usually hold their device. For example, it tends to be easier and more comfortable for people to reach a control when it’s located in the middle or bottom area of the display, so it’s especially important let users swipe to navigate back or initiate actions in a list row.
4.	The app takes into considerations user’s permission, integrating information available through multiple platforms in ways that enhance the experience without asking people to enter data.

The app offers an engaging experience keeping people coming back. To create that experience, we created a UI that looks good, user’s friendly, easy-to-understand layout, and emphasizes the right content. User’s interactions with our UI are intuitive and match existing patterns. Most importantly, we designed an interface that feels natural. The UI gracefully handles different mobile phone (iOS, Android) sizes, orientations, and appearance customizations. Users can also customize the appearance of apps and the system by changing some system settings.

3.1.1	Architecture - General

iOS

•	The iOS app connects with a server code that is written in Native iOS apps are developed using Objective-C and Swift languages, with Apple providing clear best practices over app architecture with the MVC model (Model-View-Controller).
•	Model – The data layer (persistence, model objects, parsers, managers, networking code).
•	View – A re-usable layer that represents the app to the user.
•	Controller – A mediator level that communicates with an abstraction via a protocol.
•	The MVC model supports rapid and parallel development, with the ability to create multiple views.

Android

We used common, best practice architectural principles.

The UI layer displays application data on the screen.

The data layer that contains the business logic of the app and exposes application data.

We use Kotlin which is Google's preferred language for app development. Our developers leverage its brevity, speed, and reliability to increase development efficiency and reduce your project’s time to market.

3.1.2	Web server → Database

The mobile app database is where we store and organize the data so it be easily accessed when needed. We use database management system (DBMS) to makes it possible to modify, and manage the database, search through, manipulate, and access the right results. We use MySQL and Oracle.

Our repository classes are responsible for the following tasks:

•	Make the data available for all the app’s modules.
•	Centralizing changes to the data.
•	Resolving conflicts between multiple data sources.
•	Abstracting sources of data from the rest of the app.
•	Containing business logic.
•	Each data source class have the responsibility of working with only one source of data, which can be a file, a network source, or a local database. Our data source classes are the bridge between the application and the system for data operations.

3.1.3Database	Schema

Our database schema describes how data is organized and the relationships between the different elements within a database. These schema enables analysts to import data from third-party sources, reconcile the data with their own systems and answer their questions.

The app schema covers the next topics:

•	Redundancy
•	Operational efficiency
•	Interpretability
•	Performance
•	Cost savings
•	Analytics of the machine learning unit
•	Backup

Oracle Database Mobile Server Architecture

3.2	Database Flow

The following diagram describes how data is passed along through the application from the source to display and how it is structured. It encompasses everything from API response all the way to the data model and ultimately to the rendering of the data.

Database flow

Database modules

Synchronizer - The database synchronizer is a class bound protocol. When implemented it allows your controller to subscribe to object that is updating the data model. That way it can act accordingly. When the data model adds a new item, the controller is notified through its subscription with the Synchronizer. It can then synchronize the data and the view.

Sync Function - The Sync function maintains the connection between the controller and object that updates the data. A sync message is sent when the data has completed updating. This could be at the end of an API call or a Core Data fetch.

ItemStore – This function serves as the intermediary between the data, the viewer, and the controller. If I had one reservation about this class, it is that it is starting edge close to the line of having multiple purposes. The goal is to create a clear separation between the model and the controller, and the viewer and model.

ViewController – This module functions in the controller through API logic. It maintains the logical operation of the viewer and works in conjunction with the AI unit. This module is also connected with the public censure to identify inappropriate posts early and eliminating them.

Data storage - These are the components that handle the storage and retrieval of the data to the disk/servers directly. They’ve been split into the reading and writing functionalities as protocols which are implemented in the database class.

3.3	Hardware Specifications
3.3.1	App Hardware/OS Requirements

The next table presents the app hardware/OS specifications:

iOS and Phone requirements	iOS version >13 Phone hardware spec: iPhone 6s onwards
Android OS and Phone version	Android version >6.0.1 Phone hardware spec: ARM64, X86_64 Min 4GB RAM Min Screen size: 5 inches
Provider Web Portal	Google Chrome (use latest version) Firefox (use latest version) Microsoft Edge (use latest version) Minimum Resolution: 1024 pixel width

3.3.2	Memory

The app includes dynamic memory management algorithm to control the mobile device memory and allow multitasking for maximum efficiency. The app is equipped with a foreground aware and size-sensitive reclaim scheme, that includes two parts. The first part, foreground aware eviction (FAE), is used to solve the problem that background applications keep consuming free memory pages. FAE takes space from background applications and allocates it to the foreground application. The second part, a lightweight prediction-based reclaim scheme (LWP), is used to reduce the reclaim size of the background reclaim and thus minimize its latency. LWP tunes the size and amount of the background reclaims according to the predicted allocation workloads. In summary, FAE decides from where to reclaim, while LWP decides how much to reclaim.

The app memory management system sets a dynamic upper bound on memory for each running application. The app never overcommitting memory, instead it dynamically allocating memory usage to avoid frequent restarts. This approach improves performance and efficient memory utilization.

3.3.3	Device Type

The next platforms were chosen for the app:

iOS, iPadOS

Android

The following factors were considered with the mobile app design:

•	Screen size and DPI
•	Screen resolution
•	CPU (processor)
•	RAM (memory)
•	Consistent experience across various platforms and device sizes (Tablet vs mobile, model varieties) so that every user – regardless of their device choice – has the best possible experience.

3.4	Developmental Framework

The mobile app is based on a developmental frameworks that defines the architecture, libraries and basic templates and components to build the web app, front and the back-end applications.

Our front-end framework is Angular, and the back-end (server-side), we are using Swift.

The app includes an OSS-based direct data transfer for secured callbacks. The direct transfer service is set up for an Android and iOS apps. In case of a server attack the app determines whether the callback request is sent from OSS in order to identify a security breach. To determine whether the callback request is sent from OSS, the app server uses proprietary authorization parameters sent by OSS for RSA signature verification. Only callback requests that pass RSA signature verification are considered as from OSS.

Callbacks Architecture

3.5	Navigation

Navigation impacts both the front-end and the back-end applications. The app includes UX design style to help users easily identification about how to move around the app and explore further sections. The app follows navigation best practices in order to help ensure the mobile app is easy to use, and mainly intuitive. It includes the next elements:

•	Search – A well-positioned search bar levels up usability, with standard position being the top right.
•	Bars, rails, drawers, or tabs – To navigate around an app, including fixed bars of buttons (top and/or bottom), rails (a vertical bar), drawers (hidden navigation), and tabs (screened content with fixed titles).
•	Familiar icons – Familiar icons such as home, search, photos, folder, etc. to make navigation easier.
•	Intuitive labeling – Distinguish information with labels that spell out the intent of a button, option, or feature.
•	App organization – Categorization can make the app navigation easier.
•	Gestures Support – Gesture-based navigation (swipes) can streamline navigation.
•	Scrolling Support – Scrolling options.
•	Thumb zone navigation – Design with the thumb zone in mind for enhanced usability.

3.6	Website architecture

The website application is based on microservice architecture which is considered the best alternative to service-Oriented Architecture (SOA) and monolithic architecture. Microservices architecture separates the application into multiple individual service components. It further simplifies the connectivity between service components and eliminates the need for service orchestration. We adopted major tech giants who are popular for using microservices like Netflix, Amazon and eBay.

We are using the next design tools and frameworks for the web application design:

•	IDE tools: Github, NetBeans
•	UX Builder tools: Sketch
•	Integration tools: Cleo
•	Frameworks & Libraries: Angular, Python

https://
DESIGN
STRUCTURE
NAVIGATION
INTERFACE
User Experience
ENGAGEMENT
USABILITY
ACCESSIBILITY
www

Web Application user experience approach

3.7 AI System

The app includes a supervised learning module to manage the computer-implemented blockchain system for digital ratings and secured sales of digital works of art. The module comprises of a platform for posting art, an interface, and transaction’s security. The platform enables a first artist to post a first digital work of art on the first artist’s personal page. The interface enables users to become followers of the first digital work of art and post a like for the first digital work of art, and the platform assigns a monetary value to the like. The auction module enables users to bid on the first digital work of art. The artificial intelligence unit learns features of the first digital work of art and provides an alert if unauthorized copying of the first digital work of art is detected. The first digital work of art is assigned a purchase price equal to the monetary value assigned to the like multiplied by a number of likes for the first digital work of art. When a user offers the purchase price the auction module transfers payment to the first artist and the first work of art to the user.

The system also comprises of an unsupervised learning machine learning technology. We used machine learning algorithms to analyze and cluster unlabeled datasets. Our algorithms discover hidden patterns or data groupings without the need for human intervention. We use the unsupervised learning technology to discover similarities and differences in posting’s, features and image/video characteristics information. These methods are ideal solution for exploratory data analysis and image recognition.

AI module architecture

4	Conclusion

instantFAME™ is a mobile application for digital ratings and sales of digital works of art. The application includes an AI system to achieve effective image recognition, database management, and robust cybersecurity.

instantFAME™ envisions a future in which everyone is moved by art every day. To accomplish this we're expanding the art market to support more artists and art worldwide. As the leading marketplace for discovering, buying, and selling fine art, instantFAME™ believes that the process of buying art should be as brilliant as the art itself. That is why we are committed to creating a joyful, welcoming experience that connects collectors with the artists and artworks they love.

5	References
5.1	Application

The instantFAME™ application is designed to provide members with the enjoyment of creating digital artwork and making it available to them. There will be no censorship because we are dealing with Art - anyone can post any picture/video they want as long as it “falls” under the category of Art. Users’ posts are digital images and/or videos that are originally created. Users can LIKE the artwork posts of other members. Each LIKE has a token value (like mileage on airline that has redeem value – or any other loyalty program). In fact, all of the posts made by users are open Auctions. The number of LIKES determines the post’s theoretical (Artwork item) value – where the original owner of the Art can fix a minimum “token price” as minimum value.

5.2	Our Manifesto

We believe that people who create things should be compensated for the value they add to the world. instantFAME™ is a close membership platform that facilitates the payment of artists and creators. In exchange for exclusive experiences and behind-the-scenes content, fans pay creators of all kinds a subscription fee of their choice. Creators benefit from a significant revenue stream, and fans get closer to the creators they admire the most. That, we believe, is the definition of a win-win situation.

5.3	Mobile applications, Web server, and Web application

We recommend 2nd- or 3rd-generation Intel Xeon Scalable Processors (Cascade Lake / Cooper Lake) Gold 62xx/63xx or 52xx/53xx. We also support Intel Xeon Scalable Processors (Skylake) Gold 61xx generation or E5-2600 v3/v4 Haswell/Broadwell architecture from 2014 or later. Also works with Xeon E5-2600 v1/v2 processors (Sandy Bridge / Ivy Bridge from 2012 or later). AMD processors that support the AVX and AVX2 instruction set are also supported.

5.4	General hardware Specifications

•	4-socket 8 core 32 GB RAM
•	Windows Server x64 OS
•	200 GB free hard disk space
•	Network interface software for network communications, and TCP/IP network protocol
•	SVGA or better color graphics monitor and a 100% IBM-compatible 24-bit graphics card capable of 1024x768 resolution and at least 65535 colors
•	XGA or better color graphics monitor and a 100% IBM-compatible 24-bit graphics card capable of 1024x768 resolution and at least 65535 colors

.

5.5	Database (Schema)

SQL database designed to run high-performance applications at any scale. It offers a built-in security, continuous backups, and data import and export tools.

6	General

APP FEATURES

Page / Feature	App Version	Web Version
Posts feed: engage with posts from creators' support/follow	✓	✓
Search: find creators to support!	✓	✓
Message inbox: private messages	✓	✓
Active memberships list: a list of creators the user currently support	✓	✓
Edit user membership: upgrade, downgrade, or cancel a membership	✓	✓
Billing history: lists all payments the user has made to creators	✓	✓
Payment methods: manage payment methods the user has on file with InstantFAME™	✓	✓
User profile: profile name, user photo, country of residence, 2-factor etc.	✓	✓
Apps settings: Discord connect	✓	✓
Notification settings: Manage notifications InstantFAME™ sends to the user	✓	✓

OUR OFFERED SOLUTIONS

Payment method integration

Our application is integrated with the payment method more deeply with the triggering of the transfer, so that a neutral protocol is responsible for transferring the title of the work only if the preconditions of paying out the creator shares and sell-on shares are satisfied.

Allow additional Storage

InstantFAME™ allows the owner of the Art to provide an additional storage service on a USB thumb drive.

Hashing media types

InstantFAME™ has a standard way of "hashing" various media types and leveraging indexing platforms like the Graph to query multiple issuing platforms across layer-1 and layer-2 chains to check for possible duplication of existence.